UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) placed the following advertisements on Facebook:

ADP Ascending
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ADP’s long-term prospects.
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ADP Ascending
Sponsored
ADP ASCENDING
As its competition innovates, ADP must do the
same to avoid losing ground. Unfortunately,
ADP’s current plan is more of the same.
Bill Ackman was on Yahoo Finance TV to talk
about Pershing Square’s plan to set ADP on the
right course.
How Bill Ackman’s battle with ADP differs
from his other activist campaigns
finance.yahoo.com 1

In an evolving industry, ADP must adapt to
avoid losing ground to more innovative
competitors. We have a plan to improve
efficiency, innovation, and customer service to
drive strong and stable growth over the longterm
for shareholders. Hear more about it in Bill
Ackman’s interview on Mad Money with Jim
Cramer.
Bill Ackman says ADP shareholders are
saying ‘yes’ to proxy fight
cnbc.com
2 1 Comment

Pershing Square placed the following advertisement on Twitter:

ADP Ascending
@ADPascendJng
ADP ASCENDING
ADP shareholders - #VoteGOLD to improve
efficiency, innovation and customer service
at $ADP.
Follow
ADP Ascending VOTE GOLD
ADP Ascending
adpascending.com
5:37AM- 19 Oct 2017
1 Like

Pershing Square placed the following advertisements on Yahoo:

ADP Ascending
Questions for ADP • s Board
Shareholders deserve answers to these pressing questions about how the company is going to innovate to stay competitive.
ADP Ascending Sponsored

ADP Ascending
Our Plan for ADP
ADP’s current plan: more of the same. Our plan: improve efficiency, innovation and customer service to drive strong and stable growth.
ADP Ascending Sponsored

ADP Ascending
Vote Gold to Unlock ADP’s Potential
ADP’s current plan: more of the same. Our plan: improve efficiency, innovation and customer service to drive strong and stable growth.
ADP Ascending Sponsored

ADP Ascending
Ask ADP to Answer Some Simple Questions
ADP shareholders deserve answers to pressing questions about how the company is going to address its inefficiencies.
ADP Ascending Sponsored

VOTE GOLD
TRANSFORM STRENGTEN GROW
Sponsored
Vote to Transform ADP
ADP Shareholders- Your vote in the upcoming election matters! Voting is easy. Follow this guide to ensure a bright future for ADP.
ADP Ascending

Pershing Square posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
Published by Global Strategy Group [?] · 3 hrs
CNBC’s Jim Cramer agrees with us that ADP has an opportunity to innovate and needs to catch up with its competitors.
“Two of my favorite companies are ServiceNow and WorKday and they are chipping away at where I thought ADP should be now if it weren’t complacent.”
Learn more about how you can help and #VoteGOLD
https://adpascending.com/
CNBC’s Jim Cramer on Why Bill
Ackman Deserves a Board Seat at ADP
YOUTUBECOM

Pershing Square posted the following material to their Twitter page relating to the Company:

ADP Ascending
@ADPascending
Analysts from Citi, Bernstein, & Baird agree
that $ADP has a significant opportunity to
innovate
Reactions 1 ADP Ascending
Read the latest on the reactions to Pershing Square Capital
Management’s investment in ADP and nominees for Board of
Directors.
adpascending.com
7:00AM - 19 Oct 2017 1